Exhibit 99.1

Enovix Signs Manufacturing Agreement with YBS International Berhad for Fab2 in Malaysia
Agreement secures $70 million of non-dilutive funding

FREMONT, Calif., July 26, 2023 -- Enovix Corporation (“Enovix”) (Nasdaq: ENVX), an advanced silicon battery company, announced today it has entered into a Master Service Agreement (“MSA”) with YBS International Berhad (“YBS”) (MESDAQ: YBS:KLS), a Malaysia-based investment holding company with segments including electronic manufacturing and assembly, high-precision engineering, and precision machining and stamping, among others. The agreement secures $70 million of non-dilutive funding to support Enovix’s Fab2 site in Penang, Malaysia, and its first Gen2 high-volume manufacturing line.

“We’re thrilled to announce this significant milestone in our journey to scale,” said Dr. Raj Talluri, President and CEO of Enovix. “Finalizing the agreement in a short amount of time is a great achievement and I’m very proud of the team. We’re all focused on establishing Fab2 and moving to high-volume manufacturing so we can provide a superior product for our customers and enable a better user experience for consumers.”

“We’re pleased to finalize our manufacturing agreement, opening up tremendous opportunities for growth and success globally,” said Dato’ Dr. Mohd Sofi Bin Osman, a YBS board member. “We look forward to a long-term collaboration with Enovix and bringing their leading battery technology to market.”

As part of the MSA, YBS, under the direction of Enovix, will provide the building and capital for equipment and labor for Fab2 and the Gen2 Autoline 1. Enovix announced earlier this year that it established Enovix Malaysia Sdn. Bhd. (“Enovix Malaysia”). In addition, Enovix has hired more than 30 people in Malaysia including the two leaders announced in March. Enovix Malaysia’s Fab2 site is located in Penang Science Park.

“The Enovix Malaysia team is already making tremendous progress,” said Ajay Marathe, COO of Enovix. “They recently completed training at Fab1 in Fremont and the next step is Factory Acceptance Testing in South Korea, followed by Site Acceptance Testing in Malaysia. I am extremely pleased we finalized our agreement with YBS and are on track to produce first samples from the Gen2 Autoline 1 in April 2024.”

About Enovix
Enovix is on a mission to power the technologies of the future. Everything from IoT, mobile and computing devices, to the vehicle you drive, needs a better battery. The company’s disruptive architecture enables a battery with high energy density and capacity without compromising safety. Enovix is scaling its silicon-anode, lithium-ion battery manufacturing capabilities to meet customer demand. For more information visit www.enovix.com and follow us on LinkedIn.

Forward Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, about us and our industry that involve substantial risks and uncertainties. Forward-looking statements generally relate to future events or our future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “believe”, “will”, “may”, “estimate”, “continue”, “anticipate”, “intend”, “should”,

Exhibit 99.1

“plan”, “expect”, “predict”, “could”, “potentially", “target”, “project”, “believe”, “continue” or the negative of these terms or similar expressions. Forward-looking statements in this press release include, but are not limited to, statements regarding its ability to effectively manufacture products in Malaysia, the success of its partnership with YBS, access to Malaysia’s deep pool of technical talent, Malaysia’s business-friendly environment, and support of the company’s growth and scale up. Actual results could differ materially from these forward-looking statements as a result of certain risks and uncertainties. For additional information on these risks and uncertainties and other potential factors that could affect our business and financial results or cause actual results to differ from the results predicted, please refer to our filings with the Securities and Exchange Commission (the “SEC”), including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of our most recently filed annual periodic reports on Form 10-K and quarterly report on Form 10-Q and other documents that we have filed, or that we will file, with the SEC. Any forward-looking statements made by us in this press release speak only as of the date on which they are made and subsequent events may cause these expectations to change. We disclaim any obligations to update or alter these forward-looking statements in the future, whether as a result of new information, future events or otherwise, except as required by law.

For media inquiries, please contact:

Enovix Corporation
Kristin Atkins
Phone: +1 (650) 815-6934
Email: katkins@enovix.com

For investor inquiries, please contact:

Enovix Corporation
Charles Anderson
Phone: +1 (612) 229-9729
Email: canderson@enovix.com

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